UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2019

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of small business issuer as specified in its charter)

1620 Beacon Place, Oxnard, California 93033

(Address of principal executive offices)

(805) 824-0410

(Issuer’s telephone number)

Nevada	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place, Oxnard, California	93033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 824-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of CURE Pharmaceutical Holding Corp., a Delaware corporation (the “Company”), has appointed John K. Bell to its Board, effective on November 18, 2019.

Mr. Bell, 72, has served as DelMar Pharmaceuticals, Inc.’s director since February 11, 2013 and as the Chair of the Audit Committee. Mr. Bell is Chairman of Onbelay Capital Inc., a Canadian based private equity company. Mr. Bell is a director of Strongco Corporation (TSX-SQP), Canopy Growth Corp. (TSX-WEED), and the Royal Canadian Mint (TSX-MNT). Prior to that, from 1996 to 2005, Mr. Bell was CEO and owner of Polymer Technologies Inc., an automotive parts manufacturer. Prior to that, from 1977 to 1995, Mr. Bell was founder and owner of Shred-Tech Limited a global manufacturer and supplier of industrial shredders and mobile document shredders. Mr. Bell served as interim CEO and director of ATS Automation Tooling Systems (TSX-ATA) in 2007. Mr. Bell is the past National secretary and board member of The Crohn’s and Colitis Foundation of Canada. Mr. Bell was also the past Chairman of Waterloo Regional Police, Cambridge Memorial Hospital, Canada’s Technology Triangle accelerator network and The Region of Waterloo prosperity counsel. Mr. Bell is a graduate of Western University Ivey School of Business, a Fellow of the institute of Chartered Accountants of Ontario, a graduate of the Institute of Directors Program of Canada and the owner’s president program at Harvard and International marketing program at Oxford. Mr. Bell’s financial and executive business experience qualifies him to serve on the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 19, 2019, announcing the appointment of John K. Bell to the Board

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Date: November 21, 2019	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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